UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2014

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-467-5236

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Credit Agreement.

On December 23, 2014, ARC Group Worldwide, Inc.  (the “Company”) entered into the First Amendment (the “Citizens First Amendment”) to the Amended and Restated Credit Agreement, dated November 10, 2014, by and among the Company, and its subsidiaries Advanced Forming Technology, Inc., ARC Wireless, Inc., Flomet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC, and Quadrant Metals Technologies, LLC, the Borrowers party thereto, the lenders from time to time party thereto, Citizens Bank, N.A. (formerly known as RBS Citizens, N.A.), as Administrative Agent, Collateral Agent, Sole Lead Arranger and Sole Book Runner, and Capital One, National Association, as Syndication Agent (the “Amended and Restated Credit Agreement” and referred to together with the Citizens First Amendment as the “Senior Credit Facility”).

The purpose of the Citizens First Amendment is to make technical corrections to the Amended and Restated Credit Agreement and to clarify, among other matters, that mandatory prepayments of the loans will not be required in connection with any issuance of equity interests of the Company so long as the Company’s senior leverage ratio is less than 2.25:1.00 (as calculated five business days after the closing date of the issuance of such equity interests) and the proceeds thereof are utilized within 90 days to (i) finance a permitted acquisition or other permitted investments; or (ii) to finance consolidated capital expenditures.  If after issuance of equity interests the Company’s senior leverage ratio is greater than 2.25:1.00 (as calculated on a pro forma basis), then the proceeds of the issuance of the equity interests will be utilized as follows: 100% of the amount, if any, of such net cash proceeds necessary to reduce the senior leverage ratio to 2.75:1.00 on a pro forma basis, plus (y) 75% of the balance, if any, of such net cash proceeds remaining, to the extent necessary to reduce the Senior Leverage Ratio to 2.25:1.00 on a Pro Forma Basis, plus (z) 50% of the balance, if any, of such net cash proceeds remaining.  In the event that any proceeds from the issuance of equity interests are to be applied as cure amounts under the Amended and Restated Credit Agreement, then 100% of such net cash proceeds will be required to be paid as mandatory prepayments of the loans.

The foregoing description of the Citizens First Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the document.  The Citizens First Amendment is filed as Exhibit 10.40 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amendment to Subordinated Loan Agreement.

On December 29, 2014, the Company entered into the First Amendment (the “McLarty First Amendment”) and its subsidiaries Advanced Forming Technology, Inc., ARC Wireless, Inc., Flomet LLC, General Flange & Forge LLC, Tekna Seal LLC, 3D Material Technologies, LLC, and Quadrant Metals Technologies, LLC, together with McLarty Capital Partners SBIC, L.P. (“McLarty”), as administrative agent, and other lenders from time to time party thereto (the “Subordinated Loan Agreement”).

The purpose of the McLarty First Amendment is to make technical corrections to the Subordinated Loan Agreement and to clarify, among other matters, that mandatory prepayments of the subordinated loans will not be required in connection with any issuance of equity interests of the Company so long as, after satisfaction of mandatory prepayment obligations under the Senior Credit Facility, the Company’s senior leverage ratio is less than 2.25:1.00 (as calculated five business days after the closing date of the issuance of such equity interests) and the proceeds thereof are utilized within 90 days to (i) finance a permitted acquisition or other permitted investments; or (ii) to finance consolidated capital expenditures.  If after issuance of equity interests the Company’s senior leverage ratio is greater than 2.25:1.00 (as calculated on a pro forma basis), then the proceeds of the issuance of the equity interests will be utilized as follows: 25% of the amount, if any, of such net cash proceeds necessary to reduce the senior leverage ratio to 2.25:1.00 on a pro forma basis, plus (y) 50% of the balance, if any, of such net cash proceeds remaining, to the extent necessary to reduce the Senior Leverage Ratio to 2.25:1.00.  In the event that any proceeds from the issuance of equity interests are to be applied as cure amounts under the Subordinated Loan Agreement, then 100% of such net cash proceeds will be required to be paid as mandatory prepayments of the subordinated loans.

The foregoing description of the McLarty First Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the document.  The McLarty First Amendment is filed as Exhibit 10.41 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                      Financial Statements and Exhibits.

(d)                                                                            Exhibits

Exhibit	Description
10.40	First Amendment to Amended and Restated Credit Agreement by and among ARC Group Worldwide, Inc. and certain of its subsidiaries as borrowers, and Citizens Bank, N.A.

10.41	First Amendment to the Subordinated Loan Agreement by and among ARC Group Worldwide, Inc. and certain of its subsidiaries as borrowers, and McLarty Capital Partners SBIC, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: December 29, 2014	By:	/s/ Drew M. Kelley
		Name:	Drew M. Kelley
		Title:	Chief Financial Officer